As filed with the Securities and Exchange Commission on February 12, 2026
                                    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Upwork Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-4337682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

530 Lytton Avenue, Suite 301
Palo Alto, California 94301
(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
(Full titles of the plans)

Hayden Brown
President and Chief Executive Officer
Upwork Inc.
530 Lytton Avenue, Suite 301
Palo Alto, California 94301
(650) 316-7500
(Name and address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Ran D. Ben-Tzur, Esq. Aman Singh, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Jacob McQuown, Esq. Chief Legal Officer & Secretary Upwork Inc. 530 Lytton Avenue, Suite 301 Palo Alto, California 94301 (650) 316-7500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Upwork Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 6,527,261 additional shares of common stock under the Registrant’s 2018 Equity Incentive Plan and 1,044,361 additional shares of common stock under the Registrant’s 2018 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on October 3, 2018 (Registration No. 333-227684), March 7, 2019 (Registration No. 333-230140), March 2, 2020 (Registration No. 333-236839), February 23, 2021 (Registration No. 333-253406), February 15, 2022 (Registration No. 333-262756), February 16, 2023 (Registration No. 333-269835), February 15, 2024 (Registration No. 333-277113), and February 13, 2025 (Registration No. 333-284913). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 12, 2026;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38678) filed with the Commission on September 26, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation.	8-K	001-38678	3.1	6/12/2023
4.2	Amended and Restated Bylaws.	8-K	001-38678	3.1	2/9/2026
4.3	Form of Common Stock Certificate.	S-1	333-227207	4.1	9/6/2018
5.1	Opinion of Fenwick & West LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2018 Equity Incentive Plan and forms of award agreements thereunder.	S-1	333-227207	10.4	9/6/2018
99.2	2018 Employee Stock Purchase Plan and enrollment forms thereunder.	S-1	333-227207	10.5	9/6/2018
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 12th day of February, 2026.

Upwork Inc.

Date: February 12, 2026	By:	/s/ Hayden Brown
Hayden Brown
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hayden Brown and Erica Gessert, and each of them, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hayden Brown	President, Chief Executive Officer, and Director	February 12, 2026
Hayden Brown	(Principal Executive Officer)

/s/ Erica Gessert	Chief Financial Officer	February 12, 2026
Erica Gessert	(Principal Financial Officer)

/s/ Sabrina Mekhalfa	Chief Accounting Officer	February 12, 2026
Sabrina Mekhalfa	(Principal Accounting Officer)

/s/ Dana L. Evan	Director	February 12, 2026
Dana L. Evan

/s/ Kevin Harvey	Director	February 12, 2026
Kevin Harvey

/s/ Glenn Kelman	Director	February 12, 2026
Glenn Kelman

/s/ Thomas Layton	Director	February 12, 2026
Thomas Layton

/s/ Leela Srinivasan	Director	February 12, 2026
Leela Srinivasan

/s/ Gary Steele	Director	February 12, 2026
Gary Steele

/s/ Anilu Vazquez-Ubarri	Director	February 12, 2026
Anilu Vazquez-Ubarri